November 1, 2022

Investment Managers Series Trust
235 West Galena Street
Milwaukee, Wisconsin 53212

Re: Registration Statement on Form N-1A

Ladies and Gentlemen:

We have acted as counsel to Investment Managers Series Trust (the “Trust”), a Delaware statutory trust, in connection with Post-Effective Amendment Number 1192 to the Trust’s Registration Statement on Form N-1A to be filed with the U.S. Securities and Exchange Commission (the “Commission”) on or about November 1, 2022 (the “Registration Statement”), with respect to the issuance of Investor Class Shares and Institutional Class Shares of beneficial interest (collectively, the “Shares”) of the Trust’s WCM Focused Emerging Markets ex China Fund (the “Fund”). You have requested that we deliver this opinion to you in connection with the Trust’s filing of the Registration Statement.

In connection with the furnishing of this opinion, we have examined the following documents:

(a)	A certificate of the Secretary of State of the State of Delaware, dated as of a recent date, as to the existence and good standing of the Trust;

(b)	A copy, certified by the Secretary of State of the State of Delaware, of the Trust’s Certificate of Trust and all amendments thereto, filed with the Secretary of State (the “Certificate of Trust”);

(c)	Copies of the Trust’s Amended and Restated Agreement and Declaration of Trust dated June 16, 2022, and the Certificate of Designation dated August 18, 2022 thereto, relating to the Fund (together, the “Declaration”), the Trust’s Amended and Restated By-Laws, as last amended on June 16, 2022 (the “By-Laws”), and the resolutions adopted by the Board of Trustees of the Trust authorizing the issuance of the Shares of the Fund (the “Resolutions”), each certified by an authorized officer of the Trust; and

(d)       A printer’s proof of the Registration Statement.

Morgan, Lewis & Bockius llp 600 Anton Boulevard Suite 1800 Costa Mesa, CA 92626-7653 United States	+1.714.830.0600 +1.714.830.0700

Investment Managers Series Trust
November 1, 2022

In such examination, we have assumed the genuineness of all signatures, the conformity to the originals of all of the documents reviewed by us as copies, including conformed copies, the authenticity and completeness of all original documents reviewed by us in original or copy form and the legal competence of each individual executing any document. We have assumed that the Registration Statement, as filed with the Commission, will be in substantially the form of the printer’s proof referred to in paragraph (d) above. We also have assumed for the purposes of this opinion that the Certificate of Trust, the Declaration, the By-Laws, and the Resolutions will not have been amended, modified or withdrawn with respect to matters relating to the Shares, and will be in full force and effect on the date of the issuance of such Shares.

This opinion is based entirely on our review of the documents listed above and such other documents as we have deemed necessary or appropriate for the purposes of this opinion and such investigation of law as we have deemed necessary or appropriate. We have made no other review or investigation of any kind whatsoever, and we have assumed, without independent inquiry, the accuracy of the information set forth in such documents.

This opinion is limited solely to the Delaware Statutory Trust Act to the extent that the same may apply to or govern the transactions referred to herein, and we express no opinion with respect to the laws of any other jurisdiction or to any other laws of the State of Delaware. Further, we express no opinion as to any state or federal securities laws, including the securities laws of the State of Delaware. No opinion is given herein as to the choice of law or internal substantive rules of law that any tribunal may apply to such transactions. In addition, to the extent that the Declaration or the By-Laws refer to, incorporate or require compliance with the Investment Company Act of 1940, as amended (the “1940 Act”), or any other law or regulation applicable to the Trust, except for the Delaware Statutory Trust Act, we have assumed compliance by the Trust with the 1940 Act and such other laws and regulations.

We understand that all of the foregoing assumptions and limitations are acceptable to you.

Based upon and subject to the foregoing, it is our opinion that the Shares, when issued and sold in accordance with the Declaration, the By-Laws, the Resolutions and the Registration Statement, will be validly issued, fully paid and non-assessable by the Trust.

This opinion is given as of the date hereof and we assume no obligation to update this opinion to reflect any changes in law or any other facts or circumstances which may hereafter come to our attention. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In rendering this opinion and giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ MORGAN, LEWIS & BOCKIUS LLP